UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2023

Laser Photonics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-56166	84-3628771
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 N. Keller Rd. Suite G Orlando, FL	32810
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 804-1000

  (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LASE	The Nasdaq Stock Market LLC

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 16, 2023, the registrant (“Laser Photonics”), with the concurrence of its Audit Committee, discontinued its relationship with William Campbell who was serving without any employment or consulting agreement with Laser Photonics as Interim CFO. The Company engaged Jade Barnwell as its Chief Financial Officer as set forth in the Current Report on Form 8-K filed August 3, 2023.

On September 11, 2023, Laser Photonics promoted Gennady Korotkov, age 67, from Operations Manager to Vice President of Operations. Mr. Korotkov has been employed by Laser Photonics since its inception in 2019 as its Operations Manager responsible for assembly, engineering, purchasing and inventory control in connection with the laser equipment manufactured by Laser Photonics. Mr. Korotkov received his B.S. degree in Engineering from Leningrad Forestry Academy.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Laser Photonics Corporation

Date: September 15, 2023	By:	/s/ Wayne Tupuola
Wayne Tupuola
CEO

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